UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2010

Delta Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52001	91-2102350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  866-355-3644

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 8, 2010 (the “Effective Date”), Delta Oil & Gas, Inc., a Colorado corporation (the “Corporation”) entered into an Amended and Restated Consulting Agreement with Warwick Management Services (“WMS”), an Amended and Restated Consulting Agreement with Last Mountain Management Ltd. (“LMM”), and an Amended and Restated Consulting Agreement with CPG Consulting Ltd. (“CPG”)(collectively, the “Consulting Agreements”).  Each of the Consulting Agreements are materially the same.  The Consulting Agreements supersede and replace all prior compensatory agreements, understandings and commitments that previously existed between the Corporation and members of its management.  Kulwant Sandher, a director of the Corporation and also its Chief Financial Officer, is the sole shareholder, officer, and director of WMS.  Douglas Bolen, the Corporation’s President and Chairman of the Board, is the sole shareholder, officer, and director of LMM.  Christopher Paton-Gay, a director of the Corporation and also its Chief Executive Officer, is the sole shareholder, officer, and director of CPG.

Pursuant to the terms of the Consulting Agreements, WMS was retained to serve as the Corporation's Chief Financial Officer, LMM was retained to serve as the Corporation's President, and CPG was retained to serve as the Corporation's Chief Executive Officer.  As compensation for such services, WMS, LMM, and CPG will each receive an annual fee of $90,000 Canadian Dollars per year plus applicable taxes, payable monthly in advance on the first of each calendar month. In addition, WMS, LMM, and CPG will each be entitled to receive 100,000 common shares in the capital stock of the Corporation on an annual basis, the standard Corporation benefits enjoyed by the Corporation's other top executives, and reimbursement for reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses.  The Consulting Agreements are for an initial term of two years and will automatically be extended for an additional one-year period on each anniversary of the Effective Date (restoring the initial two-year term), unless terminated pursuant to the terms of the Consulting Agreements.

The Consulting Agreements were amended and restated for the purpose of clarifying the number of common shares that are issuable thereunder would be proportionately adjusted in the event of any increase or decrease in the capital of the Corporation resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares or like change to the capital of the Corporation.

      The foregoing summary of the Consulting Agreements is qualified in its entirety by the full terms and conditions of the Consulting Agreements, copies of which have been filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On March 8, 2010, the Board of Directors (the “Board”) of Delta Oil & Gas, Inc., a Colorado corporation (the “Corporation”), approved the following amendments to the Corporation’s Bylaws (the “Bylaws”):

•	amended Paragraph 2 to Article II of the Bylaws to clarify the process by which stockholders may call special meetings of the stockholders;

•	added Paragraph 12 to Article II of the Bylaws to provide for advance notice by stockholders seeking to nominate directors or bring other business before an annual or special meeting;

•	amended Article IV of the Bylaws to clarify the process by which stockholders may take action without a stockholder meeting;

•	amended Article VIII of the Bylaws to provide for the issuance of uncertificated shares; and

•	amended Paragraph 3 to Article XI to clarify the determination of the record date.

The advance notice process set forth in the Bylaws is the exclusive means for a stockholder of the Corporation to propose nominees for election to the Board or to submit other business before an annual or special meeting of stockholders, other than a matter properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  In addition, the amendments set forth the scope of information stockholders must provide when (1) demanding a special meeting of stockholders, (2) nominating a person for election as a director or bringing other business before a meeting of stockholders pursuant to the advance notice provisions or (3) seeking to have stockholders consent to corporate action in writing without a meeting. Stockholders must disclose all ownership interests in the Corporation, any arrangements or relationships with a stockholder-proposed nominee and any interest in a proposal other than board nominations. The amendments to the Bylaws were effective immediately upon approval by the Board of Directors.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Corporation’s amendments, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Amendments to the Bylaws of Delta Oil & Gas, Inc.
10.1	Amended and Restated Consulting Agreement, dated as of March 8, 2010, by and between the Corporation and Warwick Management Services
10.2	Amended and Restated Consulting Agreement, dated as of March 8, 2010, by and between the Corporation and Last Mountain Management Ltd.
10.3	Amended and Restated Consulting Agreement, dated as of March 8, 2010, by and between the Corporation and CPG Consulting Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 8, 2010

Delta Oil & Gas, Inc.

By:	/s/ Christopher Paton-Gay
Name:	Christopher Paton-Gay
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendments to the Bylaws of Delta Oil & Gas, Inc.
10.1	Amended and Restated Consulting Agreement, dated as of March 8, 2010, by and between the Corporation and Warwick Management Services
10.2	Amended and Restated Consulting Agreement, dated as of March 8, 2010, by and between the Corporation and Last Mountain Management Ltd.
10.3	Amended and Restated Consulting Agreement, dated as of March 8, 2010, by and between the Corporation and CPG Consulting Ltd.